Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA • 92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS SOLID SECOND QUARTER RESULTS

•    Double Digit Sales Growth at Constant Currency

•    GAAP EPS Up 44 Percent; Non-GAAP EPS Grew 22 Percent

•    Full Year Guidance Reaffirmed

IRVINE, Calif., July 25, 2013 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended June 30, 2013 of $94 million, or $0.82 per diluted share, compared to net income of $68 million, or $0.57 per diluted share, for the same period in 2012.  Second quarter diluted earnings per share increased 44 percent over last year, or 22 percent excluding special items from the prior year quarter.

Second quarter net sales increased 7.3 percent to $517 million compared to the same period last year.  Sales growth excluding the impact of foreign exchange was 10.3 percent.

“We are pleased to report solid second quarter results, driven by strong sales of transcatheter and surgical heart valves in both the U.S. and Europe,” said Michael A. Mussallem, chairman and CEO.  “Our SAPIEN launch in the U.S. continues to be highlighted by very high procedural success rates and we are gratified to see this therapy changing the lives of so many patients.  The growing body of positive clinical data reinforces our conviction that this technology offers a compelling treatment option for a large and growing patient population.”

Sales Results

For the second quarter, the company reported Surgical Heart Valve Therapy product group sales of $204 million. Sales increased 1.9 percent from the second quarter last year and grew 5.1 percent, excluding foreign exchange. Surgical heart valve sales growth reflected strong global performance, particularly in the U.S. and Europe.

Sales of transcatheter heart valves (THV) were $182 million for the quarter, a 25 percent increase over the second quarter last year.  These results were driven by the ongoing U.S. launch of the SAPIEN valve, with sales of $90 million from approximately 250 commercial sites.  Outside the U.S., THV sales growth was 9.4 percent, or 10.4 percent excluding foreign exchange.

“During the quarter, we were pleased to receive regulatory approval for the Edwards SAPIEN XT in Japan, which makes us the first commercially available transcatheter valve in that country,” Mussallem said. “We continue to expect reimbursement to be established by year end. We believe transcatheter technology will be particularly attractive to Japanese patients, and its introduction there should represent meaningful sales growth beginning next year.”

Critical Care product group sales were $131 million for the quarter, representing a decrease from the second quarter last year of 3.6 percent. Excluding the impact of foreign exchange sales increased 1.9 percent driven by strong growth of advanced monitoring products, tempered again this quarter by a reduction of distributor inventories in China. The company expects growth rates to improve in the second half as China inventories reach target levels.

Domestic and international sales for the second quarter were $240 million and $277 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 75.8 percent, compared to 73.1 percent in the same period last year. Last year’s rate was 74.8 percent, excluding the impact of a special charge. The improvement was driven by a more profitable product mix and a favorable impact from foreign exchange, partially offset by manufacturing inefficiencies.

Selling, general and administrative expenses were $189 million for the quarter, or 36.6 percent of sales, compared to $182 million in the same period last year.  This 3.8 percent increase was driven primarily by the U.S. Medical Device Tax and U.S. transcatheter valve expenses, partially offset by foreign exchange and lower incentive compensation expenses.

Research and development for the quarter grew 8.8 percent to $81 million, or 15.6 percent of sales.  This increase was primarily the result of additional investments in a number of heart valve clinical studies and new transcatheter valve development efforts.

Free cash flow generated during the quarter was $99 million, defined as cash flow from operating activities of $127 million, less capital spending of $28 million.

Total debt at June 30, 2013 was $227 million.  Cash, cash equivalents and short-term investments totaled $575 million at June 30, 2013.

During the quarter, the company repurchased approximately two million shares of common stock for $139 million.

Six-Month Results

For the six months ended June 30, 2013, the company recorded net income of $239 million, or $2.07 per diluted share, compared to $133 million, or $1.12 per diluted share, for the same period in 2012.  Net income growth for the six months was 80 percent and diluted earnings per share increased 85 percent over last year, or 28 percent excluding special items in both periods.

Net sales for the first six months of 2013 increased 7.7 percent to $1 billion.  Sales growth was 10.1 percent excluding the impact of foreign exchange.

Domestic and international sales for the first six months of 2013 were $468 million and $546 million, respectively.

During the first six months of 2013, the company repurchased approximately 3.3 million shares of common stock for $247 million.

Outlook

“We continue to expect full year sales of $2.0 billion to $2.1 billion and earnings per diluted share, excluding special items, of $3.00 to $3.10,” Mussallem said. “For the third quarter 2013, we project total sales of $475 million to $505 million, and diluted earnings per share, excluding special items, to be between $0.63 and $0.67.

“Our second quarter results increased our confidence in achieving our sales and earnings guidance for 2013 and we remain enthusiastic about 2014 as we prepare for important transcatheter product launches next year in the U.S., Europe and Japan,” said Mussallem. “We plan to continue investing substantially in the development of novel heart valves and other structural heart disease therapies, as well as in critical care technologies. We believe our steadfast commitment to innovation will enable us to broaden our leadership position and create value for patients, clinicians and our shareholders.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives. Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its second quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 417089.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or ir.edwards.com. An archived replay can also be accessed via mobile devices by downloading Edwards’ IR App for iPhone and iPad or Android.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem, expectations for growth rates in the critical care product group, and the company’s financial goals or expectations.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the timing and extent of regulatory approvals, expanded indications and reimbursement levels for our products, particularly our transcatheter heart valves (THV); the ability of the company to lead in the THV field; the company’s success in developing new products and expanding new markets, creating market opportunities for its products and avoiding manufacturing and quality issues; the impact of competitive products and currency exchange rates; the timing or results of pending or future clinical trials and pre-clinical milestones; the rate of growth in the U.S. THV marketplace; actions by the U.S. Food and Drug Administration and other regulatory agencies; economic developments in key markets; unexpected litigation results or expense; and other risks detailed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, which are available at edwards.com.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP historical financial measures.  The company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and acquired products and foreign exchange fluctuations, and “excluding special items” or “adjusted for special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions, and for 2012 to include the tax benefit for the U.S. R&D tax credit, which is required to be recorded in 2013.  Those results that exclude the impact of foreign exchange and reflect “constant currency” are also non-GAAP financial measures. Guidance for sales and sales growth rates is provided on an “underlying” basis, and projections for diluted earnings per share, are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items. 2013 guidance also excludes the benefit of the 2012 R&D tax credit. Management does not consider the excluded items or adjustments as part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the company’s business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The company is not able to provide a reconciliation of projected net income and growth, free cash flow, and projected earnings per share guidance, excluding special items, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

Edwards, Edwards Lifesciences, the stylized E logo, Edwards SAPIEN, SAPIEN and Edwards SAPIEN XT are trademarks of Edwards Lifesciences Corporation.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2013	2012	2013	2012

Net sales	$517.2	$482.0	$1,013.9	$941.2
Cost of goods sold	125.0	129.8	247.2	257.1

Gross profit	392.2	352.2	766.7	684.1

Selling, general and administrative expenses	189.4	182.4	374.6	359.6
Research and development expenses	80.5	74.0	160.3	142.6
Special charges (gains)	—	7.0	(83.6)	7.0
Interest expense (income), net	0.4	(0.1)	0.2	(0.1)
Other expense (income), net	0.1	(1.0)	1.3	(0.5)

Income before provision for income taxes	121.8	89.9	313.9	175.5

Provision for income taxes	27.7	22.1	74.9	42.6

Net income	$94.1	$67.8	$239.0	$132.9

Earnings per share:
Basic	$0.84	$0.59	$2.11	$1.16
Diluted	$0.82	$0.57	$2.07	$1.12

Weighted-average common shares outstanding:
Basic	112.6	114.9	113.3	114.5
Diluted	114.7	118.4	115.6	118.2

Operating Statistics
As a percentage of net sales:
Gross profit	75.8%	73.1%	75.6%	72.7%
Selling, general and administrative expenses	36.6%	37.8%	36.9%	38.2%
Research and development expenses	15.6%	15.4%	15.8%	15.2%
Income before provision for income taxes	23.5%	18.7%	31.0%	18.6%
Net income	18.2%	14.1%	23.6%	14.1%

Effective tax rate	22.7%	24.6%	23.9%	24.3%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	June 30,	December 31,
	2013	2012
ASSETS

Current assets
Cash and cash equivalents	$372.7	$310.9
Short-term investments	202.3	210.5
Accounts and other receivables, net	341.8	347.5
Inventories, net	299.5	281.0
Deferred income taxes	33.9	43.4
Prepaid expenses	42.7	41.6
Other current assets	97.7	57.0
Total current assets	1,390.6	1,291.9

Long-term accounts receivable, net	13.0	9.9
Property, plant and equipment, net	399.2	373.3
Goodwill	381.5	384.7
Other intangible assets, net	64.6	67.0
Investments in unconsolidated affiliates	21.9	21.1
Deferred income taxes	43.5	47.3
Other assets	25.4	26.3

Total assets	$2,339.7	$2,221.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$314.2	$347.4

Long-term debt	227.3	189.3
Other long-term liabilities	218.4	205.5

Stockholders’ equity
Common stock	125.4	124.2
Additional paid-in capital	615.1	489.0
Retained earnings	1,892.9	1,653.9
Accumulated other comprehensive loss	(48.0)	(37.9)
Treasury stock, at cost	(1,005.6)	(749.9)
Total stockholders’ equity	1,579.8	1,479.3

Total liabilities and stockholders’ equity	$2,339.7	$2,221.5

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.   The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and acquired products and foreign exchange fluctuations, and “excluding special items” or “adjusted for special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions and for 2012 to include the tax benefit for the U.S. R&D tax credit, which is required to be recorded in 2013. Those results that exclude the impact of foreign exchange and reflect “constant currency” are also non-GAAP financial measures.  Guidance for sales and sales growth rates is provided on an “underlying basis,” and projections for diluted earnings per share, net income and growth, gross profit margin, taxes and free cash flow are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  2013 guidance also excludes the benefit of the 2012 R&D tax credit.  Management does not consider the excluded items or adjustments as part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The Company is not able to provide a reconciliation of projected net income and growth, free cash flow, and projected earnings per share guidance, excluding special charges, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Gross Profit - In the second quarter of 2012, the Company increased its non-GAAP gross profit by $8.1 million to exclude the impact of its voluntary recall of certain heart valves and Critical Care catheters. Given the magnitude and unusual nature of this adjustment relative to the operating results for the period presented, the financial impact of the recall has been excluded from non-GAAP net income.

Special Charges (Gains) - The Company recorded certain special gains and charges in 2013 and 2012 related to the following:

1)             Litigation award:  $83.6 million gain in the first quarter of 2013 related to the April 2010 jury award from Medtronic of damages for infringement of the U.S. Andersen transcatheter heart valve patent.

2)             Licensing of Intellectual Property:  $7.0 million charge in the second quarter of 2012 for the upfront licensing and royalty fees related to the licensing of intellectual property;

Given the magnitude and unusual nature of this special gain relative to the operating results for the periods presented, this item has been excluded from non-GAAP net income and earnings per share.

Provision For Income Taxes -  During the first quarter of 2013, the Company recorded an $8.4 million income tax benefit relating to the federal research and development tax credit that was extended in 2013 retroactive to the beginning of 2012. During the first quarter of 2012, the Company recorded a $2.3 million tax benefit due to the remeasurement of its uncertain tax positions.  Given the magnitude and unusual nature of the tax events relative to the periods presented, non-GAAP net income and earnings per share has been adjusted for these tax events.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Group and Region.”

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

GAAP TO NON-GAAP NET INCOME TABLE

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2013	2012	2013	2012

GAAP Net Income	$94.1	$67.8	$239.0	$132.9
Growth Rate %	38.8%		79.8%

Reconciling items: (A)
Gross profit
Recall of heart valves and catheters	—	8.1	—	8.1

Special charges (gains)
1) Litigation award	—	—	(83.6)	—
2) Licensing of intellectual property	—	7.0	—	7.0
Total	—	7.0	(83.6)	7.0

Provision for income taxes
Tax effect on non-GAAP adjustment (B)	—	(3.4)	31.3	(3.4)
Federal research and development tax credit	—	—	(8.4)	—
Remeasurement of uncertain tax position reserves	—	—	—	(2.3)
Total	—	(3.4)	22.9	(5.7)

Non-GAAP Net Income	$94.1	$79.5	$178.3	$142.3
Growth Rate %	18.4%		25.3%

GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE TABLE

GAAP Diluted Earnings Per Share	$0.82	$0.57	$2.07	$1.12
Growth Rate %	43.9%		84.8%

Reconciling items: (A)(C)
Gross profit
Recall of heart valves and catheters	—	0.06	—	0.06

Special charges (gains)
1) Litigation award	—	—	(0.45)	—
2) Licensing of intellectual property	—	0.04	—	0.04

Provision for income taxes
Federal research and development tax credit	—	—	(0.08)	—
Remeasurement of uncertain tax position reserves	—	—	—	(0.02)

Non-GAAP Diluted Earnings Per Share	$0.82	$0.67	$1.54	$1.20
Growth Rate %	22.4%		28.3%

Note: Numbers may not calculate due to rounding.

(A)  See description of “Gross Profit,” “Special Charges (Gains)” and “Provision For Income Taxes” on the Non-GAAP Financial Information page.

(B)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(C)  All amounts are tax effected, calculated using the relevant tax jurisdictions’ statutory tax rates.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

GAAP TO NON-GAAP GROSS PROFIT TABLE

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012

GAAP Gross Profit	73.1%	72.7%

Reconciling item: (A)
Recall of heart valves and catheters	1.7%	0.8%

Non-GAAP Gross Profit	74.8%	73.5%

Note: Numbers may not calculate due to rounding.

(A)  See description of “Gross Profit”  on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Tax Rate

GAAP TO NON-GAAP TAX RATE TABLE

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013

GAAP Tax Rate	22.7%	23.9%

Reconciling items: (A)

Special gain
Litigation award	—	(2.8)pts

Provision for income taxes
Federal research and development tax credit	—	1.5pts

Non-GAAP Tax Rate	22.7%	22.6%

(A)  See description of “Special Charges (Gains) “ and “Provision For Income Taxes” on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Group and Region

($ in millions)

					2012 Adjusted
Sales by Product Group (QTD)	2Q 2013	2Q 2012	Change	GAAP Growth Rate*	FX Impact	2Q 2012 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valve Therapy	$204.3	$200.5	$3.8	1.9%	$(6.2)	$194.3	5.1%
Transcatheter Heart Valves	182.1	145.8	36.3	24.9%	(0.3)	145.5	25.2%
Critical Care	130.8	135.7	(4.9)	(3.6)%	(7.4)	128.3	1.9%
Total Sales	$517.2	$482.0	$35.2	7.3%	$(13.9)	$468.1	10.3%

					2012 Adjusted
Sales by Product Group (YTD)	YTD 2Q 2013	YTD 2Q 2012	Change	GAAP Growth Rate*	FX Impact	YTD 2Q 2012 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valve Therapy	$402.4	$404.1	$(1.7)	(0.4)%	$(10.0)	$394.1	2.1%
Transcatheter Heart Valves	351.8	267.3	84.5	31.6%	0.3	267.6	31.5%
Critical Care	259.7	269.8	(10.1)	(3.8)%	(12.3)	257.5	0.8%
Total Sales	$1,013.9	$941.2	$72.7	7.7%	$(22.0)	$919.2	10.1%

					2012 Adjusted
Sales by Region (QTD)	2Q 2013	2Q 2012	Change	GAAP Growth Rate*	FX Impact	2Q 2012 Underlying Sales	Underlying Growth Rate *
United States	$240.5	$207.0	$33.5	16.2%	$—	$207.0	16.2%
Europe	155.3	146.5	8.8	6.0%	(1.2)	145.3	6.9%
Japan	59.3	72.3	(13.0)	(17.8)%	(12.7)	59.6	(0.6)%
Rest of World	62.1	56.2	5.9	10.4%	—	56.2	10.4%
International	276.7	275.0	1.7	0.6%	(13.9)	261.1	6.0%
Total	$517.2	$482.0	$35.2	7.3%	$(13.9)	$468.1	10.3%

					2012 Adjusted
Sales by Region (YTD)	YTD 2Q 2013	YTD 2Q 2012	Change	GAAP Growth Rate*	FX Impact	YTD 2Q 2012 Underlying Sales	Underlying Growth Rate *
United States	$468.4	$393.6	$74.8	19.0%	$—	$393.6	19.0%
Europe	309.8	295.3	14.5	4.9%	(0.2)	295.1	5.0%
Japan	119.3	143.1	(23.8)	(16.6)%	(21.3)	121.8	(2.1)%
Rest of World	116.4	109.2	7.2	6.6%	(0.5)	108.7	7.1%
International	545.5	547.6	(2.1)	(0.4)%	(22.0)	525.6	3.8%
Total	$1,013.9	$941.2	$72.7	7.7%	$(22.0)	$919.2	10.1%

* Numbers may not calculate due to rounding.